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wordml013fSUB ITEM 77C


The shareholders of the MFS Mid Cap Growth Fund (the "Fund"), a series of Trust IV, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.


-------------------------- ----------------------- ----------------------- -------------------
<c>                        <c>Number of Dollars    <c>% of Outstanding     <c>% of Dollars Voted
                                                   Dollars
-------------------------- ----------------------- ----------------------- -------------------
-------------------------- ----------------------- ----------------------- -------------------
Affirmative                         $1,773,786.85                 62.082%             89.788%
-------------------------- ----------------------- ----------------------- -------------------
-------------------------- ----------------------- ----------------------- -------------------
Against                                     $0.00                  0.000%              0.000%
-------------------------- ----------------------- ----------------------- -------------------
-------------------------- ----------------------- ----------------------- -------------------
Abstain                               $201,746.94                  7.061%             10.212%
-------------------------- ----------------------- ----------------------- -------------------
-------------------------- ----------------------- ----------------------- -------------------
TOTAL                                1,975,533.79                 69.143%            100.000%
-------------------------- ----------------------- ----------------------- -------------------